Exhibit 13.1

Certification by CEO and CFO pursuant to Section

1350, as adopted pursuant to Section 906 of the

Sarbanes – Oxley Act of 2002

The certification set forth below is being submitted in connection with BBVA Banco Francés S.A.’s Annual Report on Form 20-F for the year ended December 31, 2018 (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes – Oxley Act of 2002.

Martín Ezequiel Zarich, the Chief Executive Officer and Ernesto R. Gallardo Jimenez, the Chief Financial Officer of BBVA Banco Francés S.A., each certifies that, to the best of his knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of BBVA Banco Francés S.A.

Date: May 10, 2019

/s/ Martín Ezequiel Zarich
Name: Martín Ezequiel Zarich Title: Chief Executive Officer

/s/ Ernesto R. Gallardo Jimenez
Name: Ernesto R. Gallardo Jimenez Title: Chief Financial Officer